UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 21, 2015
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	000-49629	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders
On May 21, 2015, Quantum Fuel Systems Technologies Worldwide, Inc. (the "Company") held its 2015 Annual Meeting of Stockholders (the "Annual Meeting"). A total of 16,682,011 shares of the Company's common stock were present or represented by proxy at the meeting, representing 59.8% of the total shares outstanding as of the March 27, 2015 record date. Based upon the votes reported below, the Company’s stockholders (i) appointed Jonathan Lundy and Dr. G. Scott Samuelsen to serve as Class II directors; (ii) ratified the appointment of Haskell & White LLP as the Company’s independent auditors for the year ending December 31, 2015; and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers. The final results for the votes regarding each proposal are set forth below.

Proposal 1 – Appointment of Jonathan Lundy and Dr. G. Scott Samuelsen to serve as Class II directors:

Name	FOR	WITHHELD	BROKER NON-VOTES
Jonathan Lundy	3,463,569	93,815	13,124,627
Dr. G. Scott Samuelsen	3,476,173	81,211	13,124,627

Proposal 2 – Ratification of Haskell & White LLP as the Company’s Independent Auditors:

FOR	AGAINST	ABSTAIN
16,288,461	114,317	279,233

Proposal 3 – Advisory Vote on the Compensation of our Named Executive Officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,298,473	198,170	60,741	13,124,627

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

May 26, 2015	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel